Item 2. Name of each series or class of funds for which this notice is filed:


Acadian Emerging Markets Portfolio Institutional Class Shares Acadian International Equity Portfolio Institutional Class Shares C&B Balanced Portfolio Institutional Class Shares
C&B Equity Portfolio Institutional Class Shares
DSI Disciplined Value Portfolio Institutional Class Shares
DSI Limited Maturity Bond Portfolio Institutional Class Shares DSI Money Market Portfolio Institutional Class Shares
FMA Small Company Portfolio Institutional Class Shares
ICM Equity Portfolio Institutional Class Shares
ICM Fixed Income Portfolio Institutional Class Shares
ICM Small Company Portfolio Institutional Class Shares
McKee Domestic Equity Portfolio Institutional Class Shares
McKee International Equity Portfolio Institutional Class Shares McKee U. S. Government Portfolio Institutional Class Shares
NWQ Balanced Portfolio Institutional Class Shares
NWQ Value Equity Portfolio Institutional Class Shares
Rice, Hall, James Small Cap Portfolio Institutional Class Shares SAMI Preferred Stock Income Portfolio Institutional Class Shares Sirach Fixed Income Portfolio Institutional Class Shares
Sirach Growth Portfolio Institutional Class Shares
Sirach Short-Term Reserves Portfolio Institutional Class Shares Sirach Special Equity Portfolio Institutional Class Shares
Sirach Strategic Balanced Portfolio Institutional Class Shares Sterling Partners' Balanced Portfolio Institutional Class Shares Sterling Partners' Equity Portfolio Institutional Class Shares Sterling Partners' Short-Term Fixed Income Portfolio
 Institutional Class Shares
TS&W Equity Portfolio Institutional Class Shares
TS&W Fixed Income Portfolio Institutional Class Shares
TS&W International Equity Portfolio Institutional Class Shares